Exhibit 27-(h)(7)(c): Amendment dated May 1, 2003 to Participation Agreement dated as of December 6, 2001 by and among ING Partners, Inc., ING Life Insurance and Annuity Company, ING Financial Advisers, LLC and ReliaStar Life Insurance Company of New York.

Amendment to Participation Agreement

Among

ING Partners, Inc.,

ING Life Insurance and Annuity Company,

ING Financial Advisers, LLC

and

Reliastar Life Insurance Company of New York

This Amendment is dated as of the 1st day of May, 2003 by and between ING Partners, Inc. (the "Fund"), ING Life Insurance and Annuity Company (the "Adviser"), ING Financial Advisers, LLC (the "Distributor") and Reliastar Life Insurance Company of New York (the "Company") (collectively, the "Parties").

WHEREAS, the Parties entered into a Participation Agreement on December 6, 2001 (the "Agreement") and subsequently amended March 13, 2002;

WHEREAS, the Parties desire to further amend said Agreement in the manner hereinafter set forth;

NOW THEREFORE, the parties hereby amend the Agreement in the following form:

1.	By replacing the existing Schedule B with the Schedule B attached hereto.

2.	All of the other provisions contained in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

ING Partners, Inc.		ING Life Insurance and Annuity Company
By:	/s/ Laurie M. Tillinghast	By:	/s/ Laurie M. Tillinghast
Name:	Laurie M. Tillinghast	Name:	Laurie M. Tillinghast
Title:	President	Title:	Vice President
ING Financial Advisers, LLC		ReliaStar Life Insurance Company of New York
By:	/s/ Christina Lareau	By:	/s/ Laurie M. Tillinghast
Name:	Christina Lareau	Name:	Laurie M. Tillinghast
Title:	Vice President	Title:	Vice President

SCHEDULE B

ING Partners, Inc.
Designated Portfolios

ING Alger Growth Portfolio - Initial, Adviser and Service Class
ING Alger Aggressive Growth Portfolio - Initial, Adviser and Service Class
ING Alger Capital Appreciation Portfolio - Initial, Adviser and Service Class
ING American Century Small Cap Value Portfolio - Initial, Adviser and Service Class
ING Baron Small Cap Growth Portfolio - Initial, Adviser and Service Class
ING DSI Enhanced Index Portfolio - Initial, Adviser and Service Class
ING Goldman Sachs® Capital Growth Portfolio* - Initial, Adviser and Service Class
ING Goldman Sachs® Core Equity Portfolio* - Initial, Adviser and Service Class
ING JPMorgan Fleming International Portfolio - Initial, Adviser and Service Class
ING JPMorgan Mid Cap Value Portfolio - Initial, Adviser and Service Class
ING MFS Capital Opportunities Portfolio - Initial, Adviser and Service Class
ING MFS Global Growth Portfolio - Initial, Adviser and Service Class
ING MFS Research Equity Portfolio - Initial, Adviser and Service Class
ING OpCap Balanced Value Portfolio - Initial, Adviser and Service Class
ING PIMCO Total Return Portfolio - Initial, Adviser and Service Class
ING Salomon Brothers Aggressive Growth Portfolio - Initial, Adviser and Service Class
ING Salomon Brothers Investors Value Portfolio - Initial, Adviser and Service Class
ING Salomon Brothers Fundamental Value Portfolio - Initial, Adviser and Service Class
ING T. Rowe Price Growth Equity Portfolio - Initial, Adviser and Service Class
ING UBS Tactical Asset Allocation Portfolio - Initial, Adviser and Service Class
ING Van Kampen Comstock Portfolio - Initial, Adviser and Service Class

*	Goldman Sachs® is a registered service mark of Goldman, Sachs & Co., and it is used by agreement with Goldman, Sachs & Co.

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